SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert W. Henley has been named as the President of NVR Mortgage Finance, Inc. (“NVRM”) on a permanent basis effective October 1, 2012. Mr. Henley, age 46, has been serving as interim acting President of NVRM since June 1, 2012. Mr. Henley started his career at KPMG LLP after graduating from the University of Maryland in 1991. He joined NVR in 1994 and served as NVR’s Manager of SEC Reporting from 1995 until 2000, as Assistant Controller from 2000 until 2005, and as Vice President and Controller from July 2005 until May 2012.

As President of NVRM, Mr. Henley will earn a base salary of $350,000. Mr. Henley will continue to participate in the 2012 Named Executive Officer Annual Incentive Compensation Plan as described in Exhibit 10.20 of NVR’s Form 10-K filed with the Securities and Exchange Commission on February 22, 2012 and incorporated herein by reference. His maximum potential payout under the 2012 Named Executive Officer Annual Incentive Compensation Plan is equal to 100% of his base salary. Mr. Henley will also receive a grant of 10,000 non-qualified fixed-priced stock options from the NVR, Inc. 2010 Equity Incentive Plan, which was filed as Exhibit 10.1 to NVR’s Form S-8 (No. 333-166512) filed on May 4, 2010 and incorporated herein by reference. The equity grant to Mr. Henley will be issued pursuant to the Form of Non-Qualified Stock Option Agreement filed as Exhibit 10.1 to NVR’s Form 8-K filed on May 6, 2010 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: September 28, 2012	By:	/s/ Dennis M. Seremet
	Name:	Dennis M. Seremet
	Title:	Senior Vice President, Chief Financial Officer
And Treasurer